Exhibit 3.140

Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MR. NATURAL, INC.”, CHANGING ITS NAME FROM “MR. NATURAL, INC.” TO “SNAPPLE DISTRIBUTORS, INC.”, FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY, A.D. 2002, AT 11:30 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor

	Harriet Smith Windsor, Secretary of State
2341593 8100	AUTHENTICATION:	1594588
020071738	DATE:	02-04-02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 02/04/2002
020071738 – 2341593
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
MR. NATURAL, INC.
     Mr. Natural, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of said corporation, Mr. Natural, Inc., adopted a resolution by the unanimous written consent of its members effective January 2, 2002, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:
RESOLVED, that the Certificate of Incorporation of Mr. Natural, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
“The name of this corporation shall be:
Snapple Distributors, Inc.”
     SECOND: That in lieu of a meeting and vote of stockholders, the stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on the date of filing.
   IN WITNESS WHEREOF, said corporation, Mr. Natural, Inc., has caused this certificate to be signed by Gary G. Lyons, its Senior Vice President and Secretary, this 22nd, day of January, 2002.

By:	/s/ Gary G. Lyons Gary G. Lyons, Senior Vice President and Secretary